UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                December 21, 1999
                                (Date of earliest
                                 event reported)




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




            Pennsylvania             1-1401             23-0970240
           (State or other        (Commission         (IRS Employer
           jurisdiction of        file number)       Identification
            incorporation)                                Number)




            230l Market Street, Philadelphia, Pennsylvania   19101
               (Address of principal executive offices)    (Zip Code)


               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events

On December 21, 1999, the Company issued the following press release:

         GPU, Inc. (GPU) announced today that it has completed the sale of its Three Mile Island (TMI) Unit 1 nuclear generating facility near Harrisburg, Pa., to AmerGen Energy Company L.L.C. (AmerGen) for $100 million.

         AmerGen is a joint venture of PECO Energy Company (PECO Energy), of Philadelphia, Pa., and British Energy Company (British Energy), of Edinburgh, Scotland, founded in 1997 to purchase and operate nuclear generation plants in the United States.

          "This transaction is one of the final steps in our planned exiting of the domestic merchant generation business, which will enable us to focus on our strategy of transmitting and distributing electricity and providing utility services," said Fred D. Hafer, chairman, president and chief executive officer of GPU.

         "The purchase of TMI Unit 1 marks another major acquisition in AmerGen's business plan to become the nation's leading power generator," said Jerry Rainey, PECO Nuclear president and chief nuclear officer, and chief executive officer of AmerGen. "TMI-1 has an excellent operating and safety record and a fine, experienced staff. It has the potential to remain as one of the nation's top nuclear plants for many years to come. We are pleased to add it to our growing portfolio of nuclear assets."

         Dr. Robin Jeffrey, AmerGen president and British Energy's executive director, North America, said, "More than two years ago, PECO Energy and British Energy came together to form AmerGen and announced our strategy to invest in existing U.S. nuclear power stations.

         Last week, we completed our first acquisition, the Clinton Power Station (Clinton) in Illinois. Today we announce our second, Three Mile Island Unit 1. These two plants total 1,770 MW with a staff of 1,900. AmerGen has become a true part of the U.S. power generation scene. I am confident that these two plants will play an important part in the ongoing success of AmerGen."

         In addition to acquiring Clinton and TMI Unit 1, AmerGen has agreements to purchase three other nuclear stations in 2000, including GPU's Oyster Creek nuclear generating plant.

         Under the purchase agreement and subject to certain adjustments, AmerGen paid $23 million for TMI-1's reactor and will pay $77 million over five years for the plant's nuclear fuel. The ownership of TMI Unit 2 will remain with GPU. AmerGen will assume full responsibility for the decommissioning of TMI Unit 1, which has been prefunded by GPU for an amount of $320 million. GPU has agreed to purchase the energy and capacity from TMI Unit 1 from January 1, 2000 through December 31, 2002 at fixed prices.

         GPU, Inc. (NYSE: GPU), headquartered in Morristown, NJ, is a registered public utility holding company providing utility and utility related services to customers throughout the world. GPU serves 4.6 million customers directly through its electric distribution subsidiaries -- GPU Energy in the United States, Midlands Electricity plc in the United Kingdom and GPU Emdersa in Argentina. It serves another 1.4 million customers indirectly through its electric and gas transmission subsidiaries, GPU GasNet and GPU PowerNet in Australia. GPU's revenues were $4.3 billion and its total assets were $16.3 billion in 1998. Other GPU subsidiaries include GPU Advanced Resources, Inc., GPU International, Inc., GPU Nuclear, Inc., GPU Service, Inc. and GPU Telcom Services, Inc. (http://www.gpu.com)


         PECO Energy is a utility serving 1.5 million electric customers in the six-county Philadelphia area and more than 420,000 natural gas customers in four suburban counties. It is one of the nation's largest nuclear utilities, producing more than 33 billion kilowatt-hours of electricity in 1998 at its Limerick and Peach Bottom generating stations. PECO Energy has set new nuclear performance standards in safety, availability and capacity factors, efficient refueling outages, and low operating and maintenance costs.


         British Energy provides more than 20 percent of Britain's electricity and is the U.K.'s largest generator. It owns and operates 15 nuclear power reactors in the United Kingdom, with 9,600 megawatts of generation, including seven advanced gas-cooled nuclear stations and one pressurized water reactor station. In July 1996, British Energy was successfully privatized through a public offering of stock. British Energy has distinguished itself in nuclear operations through its outstanding safety record and by reducing costs and increasing output and profit following privatization.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        PECO ENERGY COMPANY


                                        \S\ Jean H. Gibson
                                        -----------------------
                                        Vice President & Controller

December 21, 1999